UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 1, 2005

America Online Latin America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-31181	65-0963212
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6600 N. Andrews Avenue, Suite 400, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-689-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2005, America Online Latin America, Inc. ("AOLA"), AOLA's subsidiary in Brazil, AOL Brasil Ltda. ("AOLB"), America Online, Inc. ("America Online"), AOL Latin America S.L., a limited liability company organized under the Laws of the Kingdom of Spain and a subsidiary of AOLA ("AOL Spain"), Banco Itaú S.A., a Brazilian sociedade anônima (together with its Cayman Branch, "Itaú"), Itaú Bank, Limited, a Cayman limited liability company ("Itaú Bank"), Banco Banerj S.A., a Brazilian sociedade anônima ("Banerj" and, together with Itaú and Itaú Bank, the "Itaú Parties"), Aspen Investments LLC, a Delaware limited liability company ("Aspen") and Atlantis Investments LLC, a Delaware limited liability company ("Atlantis"), entered into a Termination Agreement (the "Termination Agreement") dated as of October 31, 2005.

The Termination Agreement will terminate as of the closing date the two principal commercial agreements among the parties, (i) the Strategic Interactive Services and Marketing Agreement by and among Itaú, AOLA and AOLB, dated as of June 12, 2000, as amended; and (ii) the Memorandum of Agreement by and among Itaú, AOLA and AOLB, dated as of December 14, 2002, as amended, as well as certain other agreements among the parties (collectively, the "Agreements"), including the Amended and Restated Registration Rights and Stockholders’ Agreement by and among Itaú, AOLA and, for certain limited purposes, AOL, Aspen and Atlantis, dated as of March 30, 2001, as amended.

In addition, each of AOLA, AOLB, America Online, AOL Spain, Aspen and Atlantis (collectively, the "AOLA Parties"), on the one hand, and each of the Itaú Parties, on the other hand, agree to release the Itaú Parties and the AOLA Parties, respectively, and each such party’s respective directors, officers, employees, affiliates, shareholders, members, managers, agents, representatives, attorneys, advisors, assigns and successors from any and all Claims (as defined in the Termination Agreement) arising under or in connection with the Agreements.

As consideration for the termination of the Agreements and the releases granted, and in satisfaction of all of the remaining obligations of the Itaú Parties thereunder, at the closing, Itaú will make (i) a one-time payment to AOLA in the amount of $1,647,059 and (ii) a one-time payment to AOLB in the amount of R$4,703,235, which is equivalent to approximately US$2.1 million dollars.

The closing of the Termination Agreement is subject to certain conditions, including the approval of the United States Bankruptcy Court for the District of Delaware.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America Online Latin America, Inc.

November 4, 2005	By:	/s/ Charles M. Herington

Name: Charles M. Herington
Title: President and Chief Executive Officer